Exhibit 4.13

HLSS SERVICER ADVANCE RECEIVABLES TRUST,
as Issuer,
DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary,
HLSS HOLDINGS, LLC,
as Administrator and as Servicer (on and after the MSR Transfer Date),
OCWEN LOAN SERVICING, LLC,
as a Subservicer and as Servicer (prior to the MSR Transfer Date),
and
WELLS FARGO SECURITIES, LLC,
as Administrative Agent
__________
AMENDMENT NO. 2
dated as of April 23, 2014
to the
SERIES 2013-T1 AMENDED AND RESTATED INDENTURE SUPPLEMENT
dated as of August 8, 2013
to the
SIXTH AMENDED AND RESTATED INDENTURE,
dated as of January 17, 2014
__________
HLSS SERVICER ADVANCE RECEIVABLES TRUST
ADVANCE RECEIVABLES BACKED NOTES, SERIES 2013-T1

AMENDMENT NO. 2 TO SERIES 2013-T1
AMENDED AND RESTATED INDENTURE SUPPLEMENT
This Amendment No. 1 to Series 2013-T1 Amended and Restated Indenture Supplement, dated as of April 23, 2014 (this “Amendment”), is entered into by and among HLSS Servicer Advance Receivables Trust, a statutory trust organized under the laws of the State of Delaware (the “Issuer”), Deutsche Bank National Trust Company, a national banking association, in its capacity as Indenture Trustee (in such capacity, the “Indenture Trustee”), Calculation Agent, Paying Agent and Securities Intermediary, HLSS Holdings, LLC, a Delaware limited liability company (“HLSS”), as Administrator (in such capacity, the “Administrator”) on behalf of the Issuer, as owner of the economics associated with the servicing under the Designated Servicing Agreements (as defined in the Indenture), and, from and after the MSR Transfer Date (as defined in the Indenture), as Servicer (in such capacity, the “Servicer”) under the Designated Servicing Agreements, Ocwen Loan Servicing, LLC (“OLS”), as a Subservicer, and as Servicer prior to the MSR Transfer Date (in such capacity, the “Servicer”), and Wells Fargo Securities, LLC, as Administrative Agent (the “Administrative Agent”). Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Indenture or the Indenture Supplement (each as defined below), as applicable.
WHEREAS, the parties hereto entered into that certain the Series 2013-T1 Amended and Restated Indenture Supplement, dated as of August 8, 2013 (as may be further, amended, restated, supplemented or otherwise modified from time to time, the “Indenture Supplement”) to that certain Sixth Amended and Restated Indenture, dated as of January 17, 2014 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Indenture”);
WHEREAS, Section 12(a) of the Indenture Supplement provides that, without the consent of the Holders of any Notes or any other Person but with the consent of the Issuer (evidenced by its execution of such amendment), the Indenture Trustee, the Administrator, the Servicer, the Subservicer (whose consent shall be required only to the extent that such amendment would materially affect the Subservicer) and the Administrative Agent, and with prior notice to the applicable Note Rating Agency, at any time and from time to time, upon delivery of an Issuer Tax Opinion and upon delivery by the Issuer to the Indenture Trustee of an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have an Adverse Effect (a “No MAE Certification”), may amend the Indenture Supplement in order to take any action necessary to maintain the rating currently assigned by the applicable Note Rating Agency and/or to avoid any Class of Notes being placed on negative watch by such Note Rating Agency;
WHEREAS, Section 12.3 of the Indenture provides that the Issuer shall also deliver to the Indenture Trustee an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by the Indenture and that all conditions precedent thereto have been satisfied (the “Authorization Opinion”);
WHEREAS, on April 3, 2014, S&P issued a letter placing the HLSS Servicer Advance Receivables Trust, Advance Receivables Backed Notes, Series 2013-T1 on negative watch;

WHEREAS, the parties hereto desire to amend the Indenture Supplement as described below so as to maintain the ratings currently assigned for the HLSS Servicer Advance Receivables Trust, Advance Receivables Backed Notes, Series 2013-T1 by S&P and remove such Series of Notes from negative watch;
WHEREAS, this Amendment is not effective until the satisfaction of the terms and provisions of Section 12(a) of the Indenture Supplement and Section 12.3 of the Indenture;
NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1.    Amendment.
(b)    Section 2 of the Indenture Supplement is hereby amended by adding the following definitions:
““Cumulative Default Fee Amount” means, for any Payment Date and any Class of Series 2013-T1 Notes and notwithstanding anything to the contrary set forth in the definition of “Cumulative Default Fee Amount” set forth in the Base Indenture, any portion of the Default Fee for that Class for a previous Payment Date that has not been paid, plus accrued and unpaid interest thereon at the applicable Note Interest Rate plus 3.00% from the Payment Date on which the shortfall first occurred through the current Payment Date.”

““Cumulative ERD Fee Amount” means, for any Payment Date and any Class of Series 2013-T1 Notes and notwithstanding anything to the contrary set forth in the definition of “Cumulative ERD Fee Amount” set forth in the Base Indenture, any portion of the ERD Fee for that Class for a previous Payment Date that has not been paid, plus accrued and unpaid interest thereon at the applicable Note Interest Rate plus the ERD Fee Rate for that Class from the Payment Date on which the shortfall first occurred through the current Payment Date.”

““Default Fee” means, with respect to each Class of Series 2013-T1 Notes and notwithstanding anything to the contrary set forth in the definition of “Default Fee” set forth in the Base Indenture, for any Payment Date following the occurrence of an Event of Default including the Final Payment Date for such class of Notes, a fee equal to the product of (i) 3.00%, (ii) the related Note Balance as of the close of business on the preceding Payment Date and (iii) a fraction, the numerator of which is the number of days elapsed from and including the preceding Payment Date (or, if later, the occurrence of such Event of Default) to but excluding such current Payment Date and the denominator of which equals 360.”

““ERD Fee” means, with respect to each Class of Series 2013-T1 Notes and notwithstanding anything to the contrary set forth in the definition of “ERD Fee” set forth in the Base Indenture, in the event any such Class is not refinanced on the related Expected Repayment Date and for each Payment Date on or after such Expected Repayment Date, the product of (i) the ERD Fee Rate for that Class, (ii) the related Note Balance as of the close of business on the preceding Payment Date and (iii) a fraction, the numerator of which is the number of days elapsed from and including the preceding Payment Date (or, if later, the occurrence of such Event of Default) to but excluding such current Payment Date and the denominator of which equals 360.”

““ERD Fee Rate” means, with respect to each Class of Series 2013-T1 Notes, 1.00% per annum.”

(c)    Section 2 of the Indenture Supplement is hereby amended by deleting the definition of “General Reserve Required Amount” in its entirety and replacing it with the following:
““General Reserve Required Amount” means with respect to any Payment Date or Interim Payment Date, as the case may be, for the Series 2013-T1 Notes, an amount equal to on any Payment Date or Interim Payment Date four (4) month’s interest calculated at the Note Interest Rate on the Note Balance of each Class of Series 2013-T1 Notes as of such Payment Date or Interim Payment Date, as the case may be.”
(d)    Section 2 of the Indenture Supplement is hereby amended by deleting the definition of “Note Interest Rate” in its entirety and replacing it with the following:
““Note Interest Rate” means, or each Class of Series 2013-T1 Notes as follows: (i) for the Class A-2-T1 Term Notes, a rate per annum equal to 1.4953%; (ii) for the Class A-3-T1 Term Notes, a rate per annum equal to 2.2891%; (iii) for the Class B-2-T1 Term Notes, rate per annum equal to 1.7436%; (iv) for the Class B-3-T1 Term Notes, rate per annum equal to 2.7344%; (v) for the Class C-2-T1 Term Notes, a rate per annum equal to 2.4871%; (vi) for the Class C-3-T1 Term Notes, a rate per annum equal to 3.4747%; (vii) for the Class D-2-T1 Term Notes, a rate per annum equal to 3.2282%; and (viii) for the Class D-3-T1 Term Notes, a rate per annum equal to 4.4584%.”

(e)    Section 2 of the Indenture Supplement is hereby amended by deleting the definition of “Senior Rate” in its entirety.
(f)    Section 6 of the Indenture Supplement is hereby amended by deleting the first paragraph thereof in its entirety and replacing it with the following:
“The Paying Agent shall make payments of the Interest Payment Amounts, ERD Fees, Cumulative ERD Fee Amounts, Default Fees, and Cumulative Default Fee Amounts payable to the holders of the Series 2013-T1 Notes on a Payment Date in accordance with Section 4.5(a) of the Base Indenture as follows: first, to the Class A-T1 Term Notes, the amount of such Interest Payment Amount, ERD Fee, Cumulative ERD Fee Amount, Default Fees or Cumulative Default Fee Amount, as applicable, due for such Class on the related Payment Date, thereafter, to the Class B-T1 Term Notes, the amount of such Interest Payment Amount, ERD Fee, Cumulative ERD Fee Amount, Default Fees or Cumulative Default Fee Amount, as applicable, due for such Class on the related Payment Date, thereafter, to the Class C-T1 Term Notes, the amount of such Interest Payment Amount, ERD Fee, Cumulative ERD Fee Amount, Default Fees or Cumulative Default Fee Amount, as applicable, due for such Class on the related Payment Date, and thereafter, to Class D-T1 Term Notes, the amount of such Interest Payment Amount, ERD Fee, Cumulative ERD Fee Amount, Default Fees or Cumulative Default Fee Amount, as applicable, due for such Class on the related Payment Date.”

(g)    Section 6 of the Indenture Supplement is hereby amended by deleting the fourth paragraph in its entirety and replacing it with the following:
“Notwithstanding anything to the contrary in the Base Indenture, and for the avoidance of doubt, references to Senior Margin, Senior Rate, Senior Interest Amounts, Senior Cumulative Interest Shortfall Amounts, Subordinated Interest Amounts or Subordinated Cumulative Interest Shortfall Amounts shall no longer apply to the Series 2013-T1 Notes. In addition, payments made on the Series 2013-T1 Notes pursuant to Section 4.5(a)(1)(viii) shall be made in accordance with sub-clause (B) thereof, and payments made on the Series 2013-T1 Notes pursuant to Section 4.5(a)(2)(iii)(C) shall be made in accordance with sub-clause (2) thereof. In addition, notwithstanding anything to the contrary in Section 8.1(a) of the Base Indenture, an Event of Default under Section 8.1(a) shall exist on the Series 2013-T1 Notes only if there is a default (which default continues for a period of two (2) Business Days following written or electronic notice from the Indenture Trustee or the Administrative Agents), in the payment (i) of any principal, interest or any Fees (other than any Default Fees, Cumulative Default Fee Amounts, ERD Fees or Cumulative ERD Fee Amounts) due and owing on any Payment Date (including without limitation the full aggregate amount of any Target Amortization Amounts due on such Payment Date) or (ii) in full of all accrued and unpaid interest and the Outstanding Note Balance of the Series 2013-T1 Notes on or before the related Stated Maturity Date (which, for the avoidance of doubt, shall not include any Default Fees, Cumulative Default Fee Amounts, ERD Fees or Cumulative ERD Fee Amounts).”

(h)    Section 7 of the Indenture Supplement is hereby amended by adding the following paragraph to the end of the Section:
“If the Issuer, at the direction of the Administrator, elects to redeem the Series 2013-T1 Notes pursuant to this Section 7, it shall notify the Indenture Trustee, Administrative Agent, the Holders of the Series 2013-T1 Notes and each related Note Rating Agency of such redemption at least ten (10) days prior to the Trigger Event Redemption Payment Date. All notices of redemption pursuant to this Section 7 (a “Trigger Event Redemption Notice”) shall state (i) the Series of Notes to be redeemed, (ii) the date on which the redemption of such Notes to be redeemed will occur, which will be the Trigger Event Redemption Payment Date, and (iii) the redemption price for such Series of Notes (the “Trigger Event Redemption Amount”), which shall be an amount equal to the sum of (i) the Note Balance of all Outstanding Notes of such Series of Notes as of the applicable Trigger Event Redemption Payment Date and (ii) all accrued and unpaid interest, ERD Fees, Cumulative ERD Fee Amounts, Default Fees and Cumulative Default Fee Amounts due on such Notes prior to such Trigger Event Redemption Payment Date (in each case after giving effect to all payments made pursuant to Section 4.5 of the Base Indenture and Section 6 hereof).”

Section 2.    Conditions to Effectiveness of this Amendment.
(b)    This Amendment shall become effective upon the latest to occur of the following (the “Effective Date”):
(i)    the execution and delivery of this Amendment by all parties hereto;
(ii)    prior notice to the Note Rating Agency;
(iii)    the delivery of the No MAE Certification;
(iv)    the delivery of the Issuer Tax Opinion; and
(v)    the delivery of the Authorization Opinion.
(b)    Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Indenture Supplement and the Indenture shall remain in full force and effect and all such provisions shall apply equally to the terms and conditions set forth herein. This Amendment shall be effective as of the Effective Date upon the satisfaction of the conditions precedent set forth in Section 2(a) hereof and shall not be effective for any period prior to the Effective Date. After this Amendment becomes effective, all references in the Indenture Supplement or the Indenture to “this Indenture Supplement,” “this Indenture,” “hereof,” “herein” or words of similar effect referring to such Indenture Supplement and Indenture shall be deemed to be references to the Indenture Supplement or the Indenture, as applicable, as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Indenture Supplement or the Indenture other than as set forth herein.
Section 3.    Representations and Warranties. OLS hereby represents and warrants that the execution and effectiveness of this Amendment shall not materially affect it, in its capacity as the Subservicer under any of the Designated Servicing Agreements or any of the Transaction Documents.
Section 4.    Expenses. The Receivables Seller hereby agrees that in addition to any costs otherwise required to be paid pursuant to the Transaction Documents, the Receivables Seller shall be responsible for the payments of the reasonable and documented legal fees and out-of-pocket expenses of legal counsel to the Administrative Agent, the Noteholders, the Owner Trustee and the Indenture Trustee incurred in connection with the consummation of this Amendment and all other documents executed or delivered in connection therewith.
Section 5.    Representations; Ratifications Covenants:
(b)    In order to induce the Administrative Agent to execute and deliver this Amendment, the Issuer, HLSS, OLS and Servicer hereby represent and warrant to the Noteholders and the Administrative Agent that as of the date hereof, the Issuer, HLSS, OLS and Servicer are in full compliance with all of the terms and conditions of the Indenture and the other Transaction Documents and no Default or Event of Default has occurred and is continuing under the Indenture or any other Transaction Documents.
(b)    The parties hereto ratify all terms of the existing Indenture other than those amended hereby, and ratify those provisions as amended hereby.
Section 6.    Entire Agreement. The Indenture and the Indenture Supplement, as amended by this Amendment, constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.
Section 7.    Successors and Assigns. This Amendment shall be binding upon the parties hereto and their respective successors and assigns.
Section 8.    Section Headings. The various headings and sub-headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Indenture or any provision hereof or thereof.
Section 9.    GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PROVISIONS THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
Section 10.    Recitals. The statements contained in the recitals to this Amendment shall be taken as the statements of the Issuer, and the Indenture Trustee (in each capacity) assumes no responsibility for their correctness. The Indenture Trustee makes no representation as to the validity or sufficiency of this Amendment (except as may be made with respect to the validity of its own obligations hereunder). In entering into this Amendment, the Indenture Trustee shall be entitled to the benefit of every provision of the Indenture and the Indenture Supplement relating to the conduct of or affecting the liability of or affording protection to the Indenture Trustee.
Section 11.    Owner Trustee Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment.
Section 12.    Counterparts. This Amendment may be executed in one or more counterparts and by the different parties hereto on separate counterparts, including without limitation counterparts transmitted by facsimile, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.
HLSS SERVICER ADVANCE RECEIVABLES TRUST, as Issuer
By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:	Name: Title:

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary and not in its individual capacity

By:	Name: Title:

By:	Name: Title:

HLSS HOLDINGS, LLC, as Administrator and as Servicer (on and after the MSR Transfer Date)

By:	Name: Title:

OCWEN LOAN SERVICING, LLC, as a Subservicer and as Servicer (prior to the MSR Transfer Date)

By:	Name: Title:

WELLS FARGO SECURITIES, LLC,
as Administrative Agent

By:	Name: Title: